Exhibit 99.1

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 2, 2012, McMoRan Exploration Co. (McMoRan) completed the sale of three Gulf of Mexico Shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC for a sales price of $28.0 million in cash and the assumption of approximately $8.3 million of related asset retirement obligations (the Transaction).  The Transaction was effective July 1, 2012.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011 (Pro Forma Statements), which have been prepared by McMoRan’s management, are derived from the audited consolidated financial statements of McMoRan for the year ended December 31, 2011 included in its 2011 Annual Report on Form 10-K and the unaudited condensed consolidated financial statements of McMoRan as of and for the six months ended June 30, 2012 included in its Quarterly Report on Form 10-Q for the period then ended.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what McMoRan’s financial position or results of operations would have been had the Transaction been consummated on the dates indicated or the financial position or results of operations for any future date or period. The unaudited pro forma condensed consolidated balance sheet was prepared assuming the Transaction had occurred on June 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 were prepared assuming the Transaction had occurred on January 1, 2011. McMoRan believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Transaction.

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in McMoRan’s Annual Report on Form 10-K for the year ended December 31, 2011 and in McMoRan’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2012
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS
Cash and cash equivalents	$287,144	$26,133	a	$313,277
Accounts receivable	55,303	(1	) b	55,302
Inventories	39,230	-		39,230
Prepaid expenses	11,052	-		11,052
Current assets from discontinued operations
including restricted cash of $473	735	-		735
Total current assets	393,464	26,132		419,596
Property, plant and equipment, net	2,321,708	(28,492	) c	2,293,216
Restricted cash and other	61,322	-		61,322
Deferred costs	9,736	-		9,736
Long-term assets from discontinued operations	439	-		439
Total assets	$2,786,669	$(2,360)		$2,784,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,562	$(184	) b	$95,378
Accrued liabilities	105,205	-		105,205
Accrued interest and dividends payable	14,440	-		14,440
Current portion of accrued oil and gas
reclamation costs	56,557	(1,118	) d	55,439
5¼% convertible senior notes	67,498	-		67,498
Current liabilities from discontinued operations,
including sulphur reclamation costs	3,448	-		3,448
Total current liabilities	342,710	(1,302)		341,408
11.875% senior notes	300,000			300,000
4% convertible senior notes	188,416	-		188,416
Accrued oil and gas reclamation costs	262,680	(7,210	) d	255,470
Other long-term liabilities	19,973	-		19,973
Other long-term liabilities from discontinued
Operations, including sulphur reclamation costs	18,805	-		18,805
Total liabilities	1,132,584	(8,512)		1,124,072
Stockholders’ equity	1,654,085	6,152	e	1,660,237
Total liabilities and stockholders’
equity	$2,786,669	$(2,360)		$2,784,309

See accompanying notes.

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma

Revenues:
Oil and natural gas	$542,310	$(12,494	) f	$529,816
Service	13,104	(895	) f	12,209
Total revenues	555,414	(13,389)		542,025
Costs and expenses:
Production and delivery costs	206,319	(2,295	) f	204,024
Depletion, depreciation and amortization
expense	307,902	(4,577	) g	303,325
Exploration expenses	81,742	-		81,742
General and administrative expenses	49,471	-		49,471
Main Pass Energy Hub™ costs	588	-		588
Insurance recoveries	(91,076)	-		(91,076)
Gain on sale of oil and gas property	(900)	-		(900)
Total costs and expenses	554,046	(6,872)		547,174
Operating income (loss)	1,368	(6,517)		(5,149)
Interest expense, net	(8,782)	-		(8,782)
Other income, net	810	-		810
Loss from continuing operations before
income taxes	(6,604)	(6,517)		(13,121)
Income tax expense	-	-		-
Loss from continuing operations	$(6,604)	$(6,517)		$(13,121)

Basic and diluted loss per share of common stock from continuing operations	$(0.04)			$(0.08)

Basic and diluted average common shares outstanding	159,216			159,216

See accompanying notes.

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012
(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas	$194,290	$(5,869	) f	$188,421
Service	6,652	(415	) f	6,237
Total revenues	200,942	(6,284)		194,658
Costs and expenses:
Production and delivery costs	70,809	(991	) f	69,818
Depletion, depreciation and amortization
expense	86,723	(1,779	) g	84,944
Exploration expenses	73,868	-		73,868
General and administrative expenses	26,649	-		26,649
Main Pass Energy Hub™ costs	96	-		96
Insurance recoveries	(1,229)	-		(1,229)
Gain on sale of oil and gas property	(799)	-		(799)
Total costs and expenses	256,117	(2,770)		253,347
Operating income (loss)	(55,175)	(3,514)		(58,689)
Interest expense, net	-	-		-
Other income, net	437	-		437
Loss from continuing operations before
income taxes	(54,738)	(3,514)		(58,252)
Income tax expense	-	-		-
Loss from continuing operations	$(54,738)	$(3,514)		$(58,252)

Basic and diluted loss per share of common stock from continuing operations	$(0.34)			$(0.36)

Basic and diluted average common shares outstanding	161,532			161,532

See accompanying notes.

McMoRan EXPLORATION CO.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION
On October 2, 2012, McMoRan Exploration Co. (McMoRan) completed the sale of three Gulf of Mexico Shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC for a sales price of $28.0 million in cash and the assumption of approximately $8.3 million of related asset retirement obligations (the Transaction).  The properties sold represented approximately one percent of McMoRan’s total average daily production for the second quarter 2012 and three percent of McMoRan’s total estimated reserves at June 30, 2012.  Independent reserve estimates of proved reserves at June 30, 2012, totaled approximately 942,000 barrels of oil and 1.7 billion cubic feet of natural gas (7.4 billion cubic feet of natural gas equivalents).  The Transaction was effective July 1, 2012.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 was prepared assuming that the Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 were prepared assuming the Transaction had occurred on January 1, 2011. The Pro Forma Statements do not purport to represent what McMoRan’s financial position or results of operations would have been had the Transaction been consummated on the dates indicated or the financial position or results of operations for any future date or period. McMoRan believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Transaction.

SUPPLEMENTAL INFORMATION
On September 21, 2012 McMoRan agreed to sell a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area to Arena Energy, LP (Arena) for cash consideration of $36.8 million and the assumption of related abandonment obligations (the Arena Transaction). The Arena Transaction, which is subject to the completion of certain customary closing conditions, is expected to close in the fourth quarter of 2012. The combined cash proceeds (cash sales price) from the Transaction and the Arena Transaction will total $64.8 million (before closing adjustments), and the subject properties in the aggregate represented approximately eight percent of McMoRan’s total average daily production for the second quarter 2012 and nine percent of McMoRan’s total estimated proved reserves at June 30, 2012. McMoRan expects to record net gains totaling approximately $40 million in the fourth quarter of 2012 in connection with these transactions.

The pro forma impact of the Arena Transaction is not included in the accompanying Pro Forma Statements as certain closing conditions are currently pending completion. Additionally, in accordance with Item 210.11-02 (b) (5) of Regulation S-X, the estimated gain from the Transaction is not reflected in the accompanying unaudited pro forma condensed consolidated statements of operations.

PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

a.
Reflects Transaction related cash proceeds received, net of cash flow from operations (revenues less direct operating expenses) of the conveyed properties attributable to the period from the July 1, 2012 effective date through the closing date.

b.	Reflects the elimination of certain working capital items conveyed in the Transaction.

c.	Reflects the elimination of McMoRan’s investment in property, plant and equipment related to the properties sold.

d.	Reflects the elimination of asset retirement obligations associated with the properties conveyed in the Transaction.

e.
Reflects the impact to retained earnings for the estimated gain resulting from the Transaction that will be recorded by McMoRan in the fourth quarter of 2012. No Transaction related gain is reflected in the accompanying unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements of operations include the following adjustments:

f.	Reflects the elimination of revenues and direct operating expenses directly attributable to the properties sold.

g.	Reflects the elimination of depreciation, depletion and amortization directly attributable to the properties sold.

SUMMARY PRO FORMA OIL AND NATURAL GAS RESERVE DATA (UNAUDITED)

The following table sets forth summary pro forma reserve data as of December 31, 2011 giving effect to the Transaction.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2011:

	Historical	Pro Forma Adjustments	Pro Forma
Proved Reserves:
Oil and Natural Gas Liquids (MBbls)	17,289	(925)	16,364
Natural Gas (MMcf)	152,051	(1,645)	150,406

Total reserves (MMcfe)	255,785	(7,193)	248,592

Proved Developed Reserves:
Oil and Natural Gas Liquids (MBbls)	15,573	(155)	15,418
Natural Gas (MMcf)	123,626	(186)	123,440

Total reserves (MMcfe)	217,064	(1,114)	215,950

  Standardized Measure of Discounted Future Net Cash Flows at December 31, 2011 (in thousands):

	Historical	Pro Forma Adjustments	Pro Forma

Future cash inflows	$2,268,446	$(104,190)	$2,164,256
Future cost applicable to future cash flows:
Production costs	(566,947)	27,359	(539,588)
Development and abandonment costs	(534,703)	17,530	(517,173)
Future income taxes	-	-	-
Future net cash flows	1,166,796	(59,301)	1,107,495
Discount for estimated timing of net cash flows (10% discount rate)	(337,965)	24,757	(313,208)
	$828,831	$(34,544)	$794,287